News Release

Coterra Energy Reports Third-Quarter 2023 Results, Announces Quarterly Dividend

HOUSTON, November 6, 2023 - Coterra Energy Inc. (NYSE: CTRA) (“Coterra” or the “Company”) today reported third-quarter 2023 financial and operating results. Additionally, the Company declared a quarterly dividend of $0.20 per share, provided fourth-quarter production and capital guidance, and updated full-year 2023 guidance.

Key Takeaways & Updates
•3Q23 production beat and full-year 2023 production guidance raise driven by faster cycle times and strong well productivity
•2023 accrued capital expenditure (non-GAAP) guidance remains unchanged; continue to trend 1-2% above the mid-point
•On track to well exceed shareholder return threshold of 50% of Free Cash Flow (non-GAAP) for the year
•Published 2023 Sustainability Report, available on the ESG section of our website
•Joined the United Nations Environment Programme’s Oil & Gas Methane Partnership 2.0 (OGMP 2.0), a framework dedicated to achieving reliable methane emission measurement, reporting, and mitigation

Third-Quarter 2023 Highlights
•Net Income (GAAP) totaled $323 million, or $0.43 per share. Adjusted Net Income (non-GAAP) was $373 million, or $0.50 per share.
•Cash Flow From Operating Activities (GAAP) totaled $758 million. Discretionary Cash Flow (non-GAAP) totaled $796 million.
•Capital expenditures for drilling, completion and other fixed asset additions (GAAP) totaled $546 million. Accrued capital expenditures from drilling, completion and other fixed asset additions (non-GAAP) totaled $542 million, near the low end of our guidance range of $540 - $610 million, due primarily to delayed infrastructure spend and non-operated activity that we expect to move into 4Q23.
•Free Cash Flow (non-GAAP) totaled $250 million.
•Unit operating cost (reflecting costs from direct operations and G&A) totaled $7.99 per BOE (barrel of oil equivalent), within our annual guidance range of $7.30-$9.40 per BOE.
•Total equivalent production of 670 MBoepd (thousand barrels of oil equivalent per day), exceeded the high end of guidance (655 MBoepd), driven by improved cycle times and strong well performance in all three of our regions.
◦Oil production averaged 91.9 MBopd (thousand barrels of oil per day), exceeding the high end of guidance (91.0 MBopd).

◦Natural gas production averaged 2,903 MMcfpd (million cubic feet per day), exceeding the high end of guidance (2,875 MMcfpd).
◦Natural Gas Liquids (NGLs) production averaged 94.5 MBoepd.
•Realized average prices:
◦Oil: $80.80 per Bbl (barrel), excluding the effect of commodity derivatives, and $80.74 per Bbl, including the effect of commodity derivatives
◦Natural Gas: $1.80 per Mcf (thousand cubic feet), excluding the effect of commodity derivatives, and $2.01 per Mcf, including the effect of commodity derivatives
◦Natural Gas Liquids (NGLs): $19.52 per BOE

Shareholder Return Highlights
•Common Dividend: On November 6, 2023, Coterra's Board of Directors (the "Board") approved a quarterly base dividend of $0.20 per share, which will be paid on November 30, 2023 to holders of record on November 16, 2023.
•Share Repurchases: During the quarter, the Company repurchased 2.2 million shares for $60 million at an average price of $27.05 per share, leaving $1.6 billion remaining on the $2.0 billion share repurchase authorization as of September 30, 2023. Since implementing the share repurchase authorization in early 2022, the Company has repurchased 64 million shares for $1.6 billion, at an average price of $25.72 per share.
•Total Shareholder Return: During the quarter, total shareholder return amounted to $211 million, comprised of $151 million of declared dividends and $60 million of share repurchases, representing 84% of Free Cash Flow (non-GAAP). Year-to-date, total shareholder return amounted to $839 million, composed of $454 million of declared dividends and $385 million of share repurchases, representing 91% of Free Cash Flow (non-GAAP).
•Reiterate Shareholder Return Strategy: Coterra is committed to returning 50%+ of annual Free Cash Flow (non-GAAP) to shareholders through its $0.80/share annual dividend and share repurchases. Based on the share repurchases executed through the third quarter and expected declared dividends for the year, Coterra is on track to return at least 80% of forecasted 2023 Free Cash Flow (non-GAAP).

Guidance Update and Activity Outlook:
•Increasing full-year 2023 production guidance to the following:
◦Total production of 655-665 MBoepd; mid-point +3% from prior guidance
◦Oil production of 94.5-95.5 MBopd; mid-point +3% from prior guidance
◦Natural gas production of 2,840-2,870 MMcfpd; mid-point +1% from prior guidance
•Estimated 2023 accrued capital expenditures (non-GAAP) remains unchanged at $2.0 - $2.2 billion; still trending 1-2% above mid-point
•Estimate 2023 Discretionary Cash Flow (non-GAAP) of approximately $3.5 billion, at recent strip prices
•Estimate 2023 Free Cash Flow (non-GAAP) of approximately $1.3 billion, at recent strip prices

Fourth-quarter 2023 production and capital guidance:
•Total production of 645-680 MBoepd; mid-point -1% sequentially and +5% year-over-year
•Oil production of 98-102 MBopd; mid-point +9% sequentially and +10% year-over-year
•Natural gas production of 2,780-2,900 MMcfpd; mid-point -2% sequentially and +2% year-over-year
•Expected accrued capital expenditures (non-GAAP) of $460 – $530 million
Coterra is currently running seven rigs and two completion crews in the Permian Basin, one rig in the Anadarko Basin, and two rigs and one completion crew in the Marcellus. We recently added a seventh rig in the Permian Basin, a few months ahead of schedule. This was driven by a recent decision to simul-frac and de-risk the timing of our largest 2024 project, the Windham Row in Culberson County. Simul-fracing has the potential to decrease dollar per foot on this project by up to 5%, bringing the project’s total estimated cost savings to 5-15% versus our current Culberson County average.

Strong Financial Position
The Company exited the quarter with a cash balance of $847 million and no debt outstanding under its $1.5 billion five-year revolving credit facility, for total liquidity of approximately $2.3 billion. Additionally, Coterra maintains a strong financial position with an investment-grade credit rating. As of September 30, 2023, Coterra had total debt outstanding of $2.2 billion, comprised of $1.6 billion long-term debt and $575 million short-term debt due September 2024. Coterra's total debt to trailing twelve-month net income ratio at September 30, 2023 was 1.0x, while net debt to trailing twelve months Adjusted EBITDAX ratio (non-GAAP) at September 30, 2023 was 0.3x.

See “Supplemental non-GAAP Financial Measures” below for descriptions of the above non-GAAP measures as well as reconciliations of these measures to the associated GAAP measures.

Committed to Sustainability and ESG Leadership
Coterra is committed to environmental stewardship, sustainable practices, and strong corporate governance. The Company's sustainability report can be found under "ESG" on www.coterra.com. Coterra published its 2023 Sustainability Report on November 6, 2023.

Third-Quarter 2023 Conference Call
Coterra will host a conference call tomorrow, Tuesday, November 7, 2023, at 9:00 AM CT (10:00 AM ET), to discuss third-quarter 2023 financial and operating results.
Conference Call Information
Date: November 7, 2023
Time: 9:00 AM CT / 10:00 AM ET

Dial-in (for callers in the U.S. and Canada): (888) 550-5424
International dial-in: (646) 960-0819
Conference ID: 3813676
The live audio webcast and related earnings presentation can be accessed on the "Events & Presentations" page under the "Investors" section of the Company's website at www.coterra.com. The webcast will be archived and available at the same location after the conclusion of the live event.

About Coterra Energy
Coterra is a premier exploration and production company based in Houston, Texas with focused operations in the Permian Basin, Marcellus Shale, and Anadarko Basin. We strive to be a leading energy producer, delivering sustainable returns through the efficient and responsible development of our diversified asset base. Learn more about us at www.coterra.com.

Cautionary Statement Regarding Forward-Looking Information
This press release contains certain forward-looking statements within the meaning of federal securities laws. Forward-looking statements are not statements of historical fact and reflect Coterra's current views about future events. Such forward-looking statements include, but are not limited to, statements about returns to shareholders, enhanced shareholder value, reserves estimates, future financial and operating performance and goals and commitment to sustainability and ESG leadership, strategic pursuits and goals, including with respect to the publication of Coterra's first Sustainability Report, and other statements that are not historical facts contained in this press release. The words "expect," "project," "estimate," "believe," "anticipate," "intend," "budget," "plan," "predict," "potential," "possible," "may," "should," "could," "would," "will," "strategy," "outlook" and similar expressions are also intended to identify forward-looking statements. We can provide no assurance that the forward-looking statements contained in this press release will occur as projected and actual results may differ materially from those projected. Forward-looking statements are based on current expectations, estimates and assumptions that involve a number of risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include, without limitation, the risk that the combined businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the Merger involving Cimarex Energy Co. (the "Merger") may not be fully realized or may take longer to realize than expected; the volatility in commodity prices for crude oil and natural gas; cost increases; supply chain disruptions; the effect of future regulatory or legislative actions, including the risk of new restrictions with respect to well spacing, hydraulic fracturing, natural gas flaring, seismicity, produced water disposal, or other oil and natural gas development activities; disruption from the Merger making it more difficult to maintain relationships with customers, employees or suppliers; the diversion of management time on integration-related issues; the impact of public health crises, including pandemics (such as the coronavirus pandemic) and epidemics and any related governmental policies or actions on Coterra’s business, financial condition and results of operations; actions by, or disputes among or between, the Organization of Petroleum Exporting Countries and other producer countries; market factors; market prices (including geographic basis differentials) of oil and natural gas; impacts of inflation; labor shortages and economic disruption (including as a result of the pandemic or geopolitical disruptions such as the war in Ukraine); determination of reserves estimates, adjustments or revisions, including factors impacting such determination such as commodity prices, well performance, operating expenses and completion of Coterra's annual PUD reserves process, as well as the impact on our financial statements resulting therefrom; the presence or recoverability of estimated reserves; the ability to replace reserves; environmental risks; drilling and operating risks; exploration and development risks; competition; the ability of management to execute its plans to meet its goals; and other risks inherent in Coterra's businesses. In addition, the declaration and payment of any future dividends, whether regular base quarterly dividends, variable dividends or special dividends, will depend on Coterra's financial results, cash requirements, future prospects and other factors deemed relevant by Coterra's Board. While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. For additional information about other factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to Coterra's annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other filings with the SEC, which are available on Coterra's website at www.coterra.com.

Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. Except to the extent required by applicable law, Coterra does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Operational Data
The tables below provide a summary of production volumes, price realizations and operational activity by region and units costs for the Company for the periods indicated:

	Quarter Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
PRODUCTION VOLUMES
Marcellus Shale
Natural gas (Mmcf/day)	2,286.4	2,214.6	2,248.5	2,224.9
Daily equivalent production (MBoepd)	381.1	369.1	374.7	370.8

Permian Basin
Natural gas (Mmcf/day)	446.4	411.1	426.9	418.3
Oil (MBbl/day)	86.6	82.6	86.9	80.6
NGL (MBbl/day)	75.4	65.2	68.3	60.2
Daily equivalent production (MBoepd)	236.3	216.4	226.3	210.5

Anadarko Basin
Natural gas (Mmcf/day)	168.3	179.8	178.8	170.4
Oil (MBbl/day)	5.2	5.2	6.4	5.7
NGL (MBbl/day)	19.1	20.4	19.3	18.6
Daily equivalent production (MBoepd)	52.3	55.5	55.5	52.7

Total Company
Natural gas (Mmcf/day)	2,903.2	2,807.0	2,855.3	2,815.2
Oil (MBbl/day)	91.9	87.9	93.3	86.4
NGL (MBbl/day)	94.5	85.7	87.7	78.8
Daily equivalent production (MBoepd)	670.3	641.2	656.9	634.4

AVERAGE SALES PRICE (excluding hedges)
Marcellus Shale
Natural gas ($/Mcf)	$1.80	$6.20	$2.39	$5.33

Permian Basin
Natural gas ($/Mcf)	$1.58	$6.63	$1.31	$5.88
Oil ($/Bbl)	$80.84	$93.40	$75.50	$98.81
NGL ($/Bbl)	$18.56	$31.84	$18.75	$35.56

Anadarko Basin
Natural gas ($/Mcf)	$2.37	$7.78	$2.39	$6.62
Oil ($/Bbl)	$80.35	$92.60	$76.15	$93.38
NGL ($/Bbl)	$23.30	$35.81	$23.95	$39.28

Total Company
Natural gas ($/Mcf)	$1.80	$6.37	$2.23	$5.49
Oil ($/Bbl)	$80.80	$93.35	$75.54	$98.78
NGL ($/Bbl)	$19.52	$32.78	$19.90	$36.44

	Quarter Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
AVERAGE SALES PRICE (including hedges)
Total Company
Natural gas ($/Mcf)	$2.01	$5.58	$2.53	$4.97
Oil ($/Bbl)	$80.74	$86.37	$75.64	$85.31
NGL ($/Bbl)	$19.52	$32.78	$19.90	$36.44

	Quarter Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
WELLS DRILLED(1)
Gross wells
Marcellus Shale	17	24	53	66
Permian Basin	43	46	115	118
Anadarko Basin	13	9	30	22
	73	79	198	206

Net wells
Marcellus Shale	17.0	24.0	53.0	66.0
Permian Basin	25.6	19.2	63.5	59.0
Anadarko Basin	7.9	2.3	16.3	8.8
	50.5	45.5	132.8	133.8

TURN IN LINES
Gross wells
Marcellus Shale	14	27	59	57
Permian Basin	43	38	122	105
Anadarko Basin	9	7	16	15
	66	72	197	177

Net wells
Marcellus Shale	14.0	25.0	59.0	52.1
Permian Basin	24.7	18.0	66.9	47.8
Anadarko Basin	7.0	2.7	7.1	2.8
	45.7	45.7	133.0	102.7

	Quarter Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
AVERAGE UNIT COSTS ($/Boe)(2)
Direct operations	$2.22	$1.99	$2.24	$1.93
Transportation, processing and gathering	3.81	4.33	4.07	4.19
Taxes other than income	1.00	1.72	1.18	1.59
General and administrative (excluding stock-based compensation, severance expense and merger-related expense)	0.96	1.14	0.89	0.99
Unit Operating Cost	$7.99	$9.18	$8.38	$8.70
Depreciation, depletion and amortization	6.82	7.16	6.61	6.91
Exploration	0.08	0.17	0.08	0.13
Stock-based compensation	0.35	0.44	0.25	0.40
Merger-related expense	—	0.02	—	0.04
Severance expense	(0.02)	0.20	0.06	0.29
Interest expense	0.12	0.29	0.10	0.34
	$15.32	$17.45	$15.46	$16.83
_______________________________________________________________________________
(1)Wells drilled represents wells drilled to total depth during the period. Wells completed includes wells completed during the period, regardless of when they were drilled.
(2)Total unit costs may differ from the sum of the individual costs due to rounding.

Derivatives Information
As of September 30, 2023, the Company had the following outstanding financial commodity derivatives:

	2023	2024
Natural Gas	Fourth Quarter	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
NYMEX collars
Volume (MMBtu)	29,150,000	18,200,000	20,020,000	20,240,000	6,820,000
Weighted average floor ($/MMBtu)	$4.03	$3.00	$2.75	$2.75	$2.75
Weighted average ceiling ($/MMBtu)	$6.61	$5.56	$4.09	$4.09	$4.09

Waha Collars
Volume (MMBtu)	8,280,000	—	—	—	—
Weighted average floor ($/MMBtu)	$3.03	$—	$—	$—	$—
Weighted average ceiling ($/MMBtu)	$5.39	$—	$—	$—	$—

	2023	2024
Oil	Fourth Quarter	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
WTI oil collars
Volume (MBbl)	2,760	1,820	1,820	920	920
Weighted average floor ($/Bbl)	$70.00	$67.50	$67.50	$65.00	$65.00
Weighted average ceiling ($/Bbl)	$91.09	$91.02	$91.02	$89.93	$89.93

WTI Midland oil basis swaps
Volume (MBbl)	2,760	1,820	1,820	920	920
Weighted average differential ($/Bbl)	$1.11	$1.16	1.16	$1.16	$1.16

In October 2023, the Company entered into the following financial commodity derivatives:

	2024
Natural Gas	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
NYMEX collars
Volume (MMBtu)	17,290,000	15,470,000	15,640,000	5,270,000
Weighted average floor ($/MMBtu)	$3.00	$2.75	$2.75	$2.75
Weighted average ceiling ($/MMBtu)	$5.19	$4.17	$4.17	$4.17

	2024
Oil	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
WTI oil collars
Volume (MBbl)	910	910	920	920
Weighted average floor ($/Bbl)	$69.00	$69.00	$65.00	$65.00
Weighted average ceiling ($/Bbl)	$92.09	$92.09	$90.09	$90.09

WTI Midland oil basis swaps
Volume (MBbl)	910	910	920	920
Weighted average differential ($/Bbl)	$1.17	$1.17	$1.17	$1.17

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
(In millions, except per share amounts)	2023	2022	2023	2022
OPERATING REVENUES
Natural gas	$481	$1,644	$1,739	$4,223
Oil	684	755	1,925	2,330
NGL	170	259	476	784
Gain (loss) on derivative instruments	3	(156)	129	(613)
Other	18	18	49	47
	1,356	2,520	4,318	6,771
OPERATING EXPENSES
Direct operations	137	118	401	334
Transportation, processing and gathering	235	255	729	726
Taxes other than income	62	102	211	276
Exploration	5	10	14	23
Depreciation, depletion and amortization	421	422	1,185	1,196
General and administrative (excluding stock-based compensation, severance expense and merger-related expense)	59	68	159	173
Stock-based compensation(1)	21	26	44	70
Merger-related expense	—	1	—	7
Severance expense	(1)	12	10	51
	939	1,014	2,753	2,856
Gain (loss) on sale of assets	7	—	12	(1)
INCOME FROM OPERATIONS	424	1,506	1,577	3,914
Interest expense	17	20	50	63
Interest income	(10)	(3)	(32)	(4)
Gain on debt extinguishment	—	(26)	—	(26)
Income before income taxes	417	1,515	1,559	3,881
Income tax expense	94	319	350	848
NET INCOME	$323	$1,196	$1,209	$3,033
Earnings per share - Basic	$0.43	$1.51	$1.59	$3.78
Weighted-average common shares outstanding	753	792	757	801
_______________________________________________________________________________
(1)Includes the impact of our performance share awards and restricted stock.

CONDENSED CONSOLIDATED BALANCE SHEET (Unaudited)

(In millions)	September 30, 2023	December 31, 2022
ASSETS
Current assets	$1,713	$2,211
Properties and equipment, net (successful efforts method)	17,928	17,479
Other assets	460	464
	$20,101	$20,154

LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY
Current liabilities	$1,065	$1,193
Current portion of long-term debt	575	—
Long-term debt, net (excluding current maturities)	1,592	2,181
Deferred income taxes	3,358	3,339
Other long term liabilities	714	771
Cimarex redeemable preferred stock	8	11
Stockholders’ equity	12,789	12,659
	$20,101	$20,154

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
(In millions)	2023	2022	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$323	$1,196	$1,209	$3,033
Depreciation, depletion and amortization	421	422	1,185	1,196
Deferred income tax expense	(8)	27	19	128
(Gain) loss on sale of assets	(7)	—	(12)	1
(Gain) loss on derivative instruments	(3)	156	(129)	613
Net cash received (paid) in settlement of derivative instruments	55	(259)	238	(723)
Stock-based compensation and other	18	24	43	62
Income charges not requiring cash	(3)	(42)	(13)	(61)
Changes in assets and liabilities	(38)	247	358	(277)
Net cash provided by operating activities	758	1,771	2,898	3,972

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures for drilling, completion and other fixed asset additions	(546)	(458)	(1,621)	(1,199)
Capital expenditures for leasehold and property acquisitions	(2)	(2)	(8)	(6)
Proceeds from sale of assets	7	18	40	22
Net cash used in investing activities	(541)	(442)	(1,589)	(1,183)

CASH FLOWS FROM FINANCING ACTIVITIES
Net borrowings (repayments) of debt	—	(830)	—	(830)
Repayment of finance leases	(1)	(1)	(4)	(4)
Common stock repurchases	(60)	(253)	(385)	(740)
Dividends paid	(151)	(519)	(739)	(1,459)
Tax withholding on vesting of stock awards	—	(8)	(1)	(15)
Capitalized debt issuance costs	—	—	(7)	—
Cash received for stock option exercises	1	1	1	11
Cash paid for conversion of redeemable preferred stock	—	—	(1)	(10)
Net cash used in financing activities	(211)	(1,610)	(1,136)	(3,047)
Net increase (decrease) in cash, cash equivalents and restricted cash	$6	$(281)	$173	$(258)

Supplemental Non-GAAP Financial Measures (Unaudited)

We report our financial results in accordance with accounting principles generally accepted in the United States (GAAP). However, we believe certain non-GAAP performance measures may provide financial statement users with additional meaningful comparisons between current results and results of prior periods. In addition, we believe these measures are used by analysts and others in the valuation, rating and investment recommendations of companies within the oil and natural gas exploration and production industry. See the reconciliations below that compare GAAP financial measures to non-GAAP financial measures for the periods indicated.

We have also included herein certain forward-looking non-GAAP financial measures, including estimated Discretionary Cash Flow, estimated Free Cash Flow and estimated accrued capital expenditures. Due to the forward-looking nature of these non-GAAP financial measures, we cannot reliably predict certain of the necessary components of the most directly comparable forward-looking GAAP measures, such as future impairments and future changes in capital. Accordingly, we are unable to present a quantitative reconciliation of such forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures. Reconciling items in future periods could be significant.

Reconciliation of Net Income to Adjusted Net Income and Adjusted Earnings Per Share

Adjusted Net Income and Adjusted Earnings per Share are presented based on our management's belief that these non-GAAP measures enable a user of financial information to understand the impact of identified adjustments on reported results. Adjusted Net Income is defined as net income plus gain and loss on sale of assets, non-cash gain and loss on derivative instruments, stock-based compensation expense, severance expense, merger-related expenses and tax effect on selected items. Adjusted Earnings per Share is defined as Adjusted Net Income divided by weighted-average common shares outstanding. Additionally, we believe these measures provide beneficial comparisons to similarly adjusted measurements of prior periods and use these measures for that purpose. Adjusted Net Income and Adjusted Earnings per Share are not measures of financial performance under GAAP and should not be considered as alternatives to net income and earnings per share, as defined by GAAP.

	Quarter Ended September 30,		Nine Months Ended September 30,
(In millions, except per share amounts)	2023	2022	2023	2022
As reported - net income	$323	$1,196	$1,209	$3,033
Reversal of selected items:
(Gain) loss on sale of assets	(7)	—	(12)	1
(Gain) loss on derivative instruments(1)	52	(103)	109	(110)
Stock-based compensation expense	21	26	44	70
Gain on debt extinguishment	—	(26)	—	(26)
Merger-related expense	—	1	—	7
Severance expense	(1)	12	10	51
Tax effect on selected items	(15)	20	(34)	2
Adjusted net income	$373	$1,126	$1,326	$3,028
As reported - earnings per share	$0.43	$1.51	$1.59	$3.78
Per share impact of selected items	0.07	(0.09)	0.16	—
Adjusted earnings per share	$0.50	$1.42	$1.75	$3.78
Weighted-average common shares outstanding	753	792	757	801
_______________________________________________________________________________
(1)This amount represents the non-cash mark-to-market changes of our commodity derivative instruments recorded in Gain (loss) on derivative instruments in the Condensed Consolidated Statement of Operations.

Reconciliation of Discretionary Cash Flow and Free Cash Flow
Discretionary Cash Flow is defined as cash flow from operating activities excluding changes in assets and liabilities. Discretionary Cash Flow is widely accepted as a financial indicator of an oil and gas company’s ability to generate available cash to internally fund exploration and development activities, return capital to shareholders through dividends and share repurchases, and service debt and is used by our management for that purpose. Discretionary Cash Flow is presented based on our management’s belief that this non-GAAP measure is useful information to investors when comparing our cash flows with the cash flows of other companies that use the full cost method of accounting for oil and gas producing activities or have different financing and capital structures or tax rates. Discretionary Cash Flow is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating activities or net income, as defined by GAAP, or as a measure of liquidity.

Free Cash Flow is defined as Discretionary Cash Flow less cash paid for capital expenditures. Free Cash Flow is an indicator of a company’s ability to generate cash flow after spending the money required to maintain or expand its asset base, and is used by our management for that purpose. Free Cash Flow is presented based on our management’s belief that this non-GAAP measure is useful information to investors when comparing our cash flows with the cash flows of other companies. Free Cash Flow is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating activities or net income, as defined by GAAP, or as a measure of liquidity.

	Quarter Ended September 30,		Nine Months Ended September 30,
(In millions)	2023	2022	2023	2022
Cash flow from operating activities	$758	$1,771	$2,898	$3,972
Changes in assets and liabilities	38	(247)	(358)	277
Discretionary cash flow	796	1,524	2,540	4,249
Cash paid for capital expenditures for drilling, completion and other fixed asset additions	(546)	(458)	(1,621)	(1,199)
Free cash flow	$250	$1,066	$919	$3,050

Reconciliation of Accrued Capital Expenditures
Accrued capital expenditures is defined as capital expenditures for drilling, completion and other fixed asset additions less changes in accrued capital costs.

	Quarter Ended September 30,		Nine Months Ended September 30,
(In millions)	2023	2022	2023	2022
Cash paid for capital expenditures for drilling, completion and other fixed asset additions	$546	$458	$1,621	$1,199
Change in accrued capital costs	(4)	(4)	26	49
Capital expenditures for drilling, completion and other fixed asset additions	$542	454	$1,647	$1,248

Reconciliation of Adjusted EBITDAX
Adjusted EBITDAX is defined as net income plus interest expense, other expense, income tax expense, depreciation, depletion, and amortization (including impairments), exploration expense, gain and loss on sale of assets, non-cash gain and loss on derivative instruments, stock-based compensation expense, severance expense and merger-related expense. Adjusted EBITDAX is presented on our management’s belief that this non-GAAP measure is useful information to investors when evaluating our ability to internally fund exploration and development activities and to service or incur debt without regard to financial or capital structure. Our management uses Adjusted EBITDAX for that purpose. Adjusted EBITDAX is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating activities or net income, as defined by GAAP, or as a measure of liquidity.

	Quarter Ended September 30,		Nine Months Ended September 30,
(In millions)	2023	2022	2023	2022
Net income	$323	$1,196	$1,209	$3,033
Plus (less):
Interest expense	17	20	50	63
Interest income	(10)	(3)	(32)	(4)
Gain on debt extinguishment	—	(26)	—	(26)
Income tax expense	94	319	350	848
Depreciation, depletion and amortization	421	422	1,185	1,196
Exploration	5	10	14	23
(Gain) loss on sale of assets	(7)	—	(12)	1
Non-cash (gain) loss on derivative instruments	52	(103)	109	(110)
Merger-related expense	—	1	—	7
Severance expense	(1)	12	10	51
Stock-based compensation	21	26	44	70
Adjusted EBITDAX	$915	$1,874	$2,927	$5,152

	Trailing Twelve Months Ended
(In millions)	September 30, 2023	December 31, 2022
Net income	$2,241	$4,065
Plus (less):
Interest expense	69	80
Interest income	(41)	(10)
Gain on debt extinguishment	(2)	(28)
Other expense	(2)	(2)
Income tax expense	606	1,104
Depreciation, depletion and amortization	1,624	1,635
Exploration	20	29
(Gain) loss on sale of assets	(12)	1
Non-cash (gain) loss on derivative instruments	(79)	(299)
Merger-related expense	—	7
Severance expense	20	62
Stock-based compensation	60	86
Adjusted EBITDAX (trailing twelve months)	$4,504	$6,730

Reconciliation of Net Debt
The total debt to total capitalization ratio is calculated by dividing total debt by the sum of total debt and total stockholders’ equity. This ratio is a measurement which is presented in our annual and interim filings and our management believes this ratio is useful to investors in assessing our leverage. Net Debt is calculated by subtracting cash and cash equivalents from total debt. The Net Debt to Adjusted Capitalization ratio is calculated by dividing Net Debt by the sum of Net Debt and total stockholders’ equity. Net Debt and the Net Debt to Adjusted Capitalization ratio are non-GAAP measures which our management believes are also useful to investors when assessing our leverage since we have the ability to and may decide to use a portion of our cash and cash equivalents to retire debt. Our management uses these measures for that purpose. Additionally, as our planned expenditures are not expected to result in additional debt, our management believes it is appropriate to apply cash and cash equivalents to reduce debt in calculating the Net Debt to Adjusted Capitalization ratio.

(In millions)	September 30, 2023	December 31, 2022
Current portion of long-term debt	$575	$—
Long-term debt, net	1,592	2,181
Total debt	2,167	2,181
Stockholders’ equity	12,789	12,659
Total capitalization	$14,956	$14,840

Total debt	$2,167	$2,181
Less: Cash and cash equivalents	(847)	(673)
Net debt	$1,320	$1,508

Net debt	$1,320	$1,508
Stockholders’ equity	12,789	12,659
Total adjusted capitalization	$14,109	$14,167

Total debt to total capitalization ratio	14.5%	14.7%
Less: Impact of cash and cash equivalents	5.1%	4.1%
Net debt to adjusted capitalization ratio	9.4%	10.6%

Reconciliation of Net Debt to Adjusted EBITDAX
Total debt to net income is defined as total debt divided by net income. Net debt to Adjusted EBITDAX is defined as net debt divided by trailing twelve month Adjusted EBITDAX. Net debt to Adjusted EBITDAX is a non-GAAP measure which our management believes is useful to investors when assessing our credit position and leverage.

(In millions)	September 30, 2023		December 31, 2022
Total debt	$2,167		$2,181
Net income	2,241		4,065
Total debt to net income ratio	1.0	x	0.5	x

Net debt	$1,320		$1,508
Adjusted EBITDAX (Trailing twelve months)	4,504		6,730
Net debt to Adjusted EBITDAX	0.3	x	0.2	x

Investor Contact
Daniel Guffey - Vice President of Finance, Planning & Analysis and Investor Relations
281.589.4875

Hannah Stuckey - Investor Relations Manager
281.589.4983